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                                                                   Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Selected Historical Consolidated Financial Data" and "Experts" and to the use of our reports dated March 26, 2004 in this Registration Statement on Form S-4 and related Prospectus of Nortek, Inc. for the registration of $200,000,000 aggregate principal amount due at maturity Series B Senior Floating Rate Notes due 2010.


                                                /s/ Ernst & Young LLP

Boston, Massachusetts
May 25, 2004